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                                                                    EXHIBIT 10.9


                                   SONAT INC.

                                RETIREMENT PLAN
                                 FOR DIRECTORS


                (as amended and restated as of December 2, 1994)


1.       PURPOSE

         The Sonat Inc. Retirement Plan for Directors (the "Plan") is intended to advance the best interests of Sonat Inc. (the "Company") by providing retirement income to eligible directors of the Company, thereby enabling the Company to attract and retain high caliber persons to serve as directors. The Plan is also intended to enhance the ability of directors to evaluate the best interests of the Company and its stockholders in the event of a proposed or threatened Change in Control (as defined in Paragraph 8) by minimizing the personal uncertainties and risks created by such a proposal or threat.

2.       ELIGIBILITY

         Eligible directors are directors of the Company who during some portion of the time of their service as directors were not officers of the Company or any of its subsidiaries. Such directors shall be entitled to the retirement income described in Paragraph 4 or 5 (as the case may be) upon their ceasing to serve as a director of the Company (hereinafter referred to as "retirement") under any of the following circumstances:

         (a)     at any time after reaching age 70;





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         (b)     at any time after having completed five years of service as an outside director;

         (c) upon becoming permanently disabled, as determined by the Board of Directors in its sole judgment;

         (d)     death; or

         (e)     at any time following a Change in Control.

Notwithstanding the foregoing, no director shall be an eligible director or entitled to retirement income under the Plan if (a) such director is removed from the Board of Directors for cause (which shall mean only dishonesty, conviction of a felony, or wilful unauthorized disclosure of confidential information), or (b) the retirement of such director occurs prior to January 1, 1985 unless such retirement follows a Change in Control.

3.       DETERMINATION OF FORM OF PAYMENT

         If an eligible director's date of retirement occurred prior to December 2, 1994, such director's retirement income shall be paid in the manner provided for in the Plan prior to such date. If an eligible director's date of retirement occurred on or after December 2, 1994, such director's retirement income shall be paid as a lump-sum payment as provided in Paragraph 4 below ("Lump-Sum Payment") unless, at least twelve full calendar months before the date of the director's retirement, the director filed with the Company an irrevocable written election to have such retirement income paid as a term-certain annuity as provided for in Paragraph 5 below ("Term-Certain Annuity"), in which case such income shall be paid as specified in such election.




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4.       AMOUNT AND PAYMENT OF RETIREMENT INCOME AS LUMP-SUM FORM PAYMENT

         Upon the retirement of an eligible director who is entitled to receive his retirement income as a Lump-Sum Payment, the Company will pay to such eligible director (or his beneficiary, in the event of his death) retirement income in the form of a cash lump-sum payment equal to the "present value" (calculated as of the date of payment) of a series of payments equal to the "quarterly retainer," based on the assumption that the quarterly retainer is paid quarterly, commencing with the beginning of the calendar quarter next following the date of the director's retirement, for a period of time equal to the "service period."

         For purposes of this Paragraph 4 and Paragraph 5:

         (a) "present value" shall be calculated using a discount rate equal to the yield on new 7-12 year AA-rated general obligation tax-exempt bonds as determined by Merrill Lynch & Co. (or its affiliates) and published in The Wall Street Journal (or other financial publication) on the second preceding business day before the first business day of the calendar quarter next following the date of the director's retirement (or, if such yield is not so determined and published on such business day, on the most immediately preceding day on which such yield was so determined and published); provided, however, that if such yield has not been so determined and published within 90 days prior to such second preceding business day, the discount rate shall be the yield on substantially similar securities on such




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                 second preceding business day as determined by AmSouth Bank
                 N.A. upon the request of the director or his beneficiary (as the case may be).

         (b) "quarterly retainer" shall mean one-fourth of the basic annual retainer (excluding fees and special retainers paid for meetings and Board Committee appointments) in effect for directors on the date of the director's retirement.

         (c) "service period" shall mean the total of the number of whole calendar quarters of service by such director on the Board of Directors of the Company and service by such director prior to May 25, 1973 on the Board of Directors of Southern Natural Gas Company during which period such director was not an officer of the Company or any of its subsidiaries; provided, however, that if a director's retirement or election as an officer occurs prior to the end of a calendar quarter, for purposes of this Paragraph 4 he will be deemed to have served as a non-officer director until the end of such quarter.

         The cash lump-sum payment calculated and made pursuant to this Paragraph 4 shall be paid on the first business day of the calendar quarter next following the date of the director's retirement.

5.       AMOUNT AND PAYMENT OF RETIREMENT INCOME PAID AS TERM-CERTAIN ANNUITY

         Upon the retirement of an eligible director who is entitled to receive his retirement income as a Term-Certain Annuity, the Company will pay to such eligible director (or his beneficiary, in the event of his death) retirement income in the form of a series of





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substantially equal payments for the number of whole calendar quarters (not to exceed the service period) elected by the director as provided in Paragraph 3. Such series of payments shall have a present value equal to that of the Lump-Sum Payment. Payments shall be made quarterly, commencing with the first business day of the calendar quarter next following the date of the director's retirement.

6.       BENEFICIARIES

         A director shall be entitled to designate a beneficiary (and to change such beneficiary from time to time) for payment of retirement income under this Plan in the event of the director's death. If no beneficiary has been designated, the director's estate shall be deemed the beneficiary.

7.       FUNDING AND ASSIGNMENT

         The Plan shall not be funded. Retirement income under the Plan shall be paid from the general assets of the Company, and may not be assigned or transferred by a director or his beneficiary.

8.       CHANGE IN CONTROL

         A "Change in Control" shall be deemed to have occurred if:

         (a) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on May 1, 1984 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
                 Act) of securities of the Company representing 35% or more of the voting power of the outstanding securities of the Company




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                 having the right under ordinary circumstances to vote at an election of the Board of Directors;

         (b) there shall occur a change in the composition of a majority of the Board of Directors of the Company within any period of three consecutive years which change shall not have been approved by a majority of the Board of Directors of the Company as constituted immediately prior to the commencement of such period; or

         (c) at any meeting of the stockholders of the Company called for the purpose of electing directors, all persons nominated by the Board of Directors for election as directors shall fail to be elected.

9.       EFFECTIVE DATE

         The Plan became effective as of July 26, 1984. Effective September 26, 1991, the Plan was amended to provide for payment of retiremnt income as a Lump-Sum Payment for directors in receipt of a retirement income under this Plan on such date and for eligible directors who retired after such date. Effective February 25, 1993, the Plan was amended to provide for payment of retirement income as either a Lump-Sum Payment or as a Service Period Annuity (as defined). Effective December 2, 1994, the Plan was amended to provide for payment of retirement income as either a Lump-Sum Payment or as a Term-Certain Annuity.

10.      AMENDMENT

         The Board of Directors may amend the Plan from time to time and may discontinue the Plan at any time, but no amendment or discontinuance of the Plan shall adversely




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affect any rights under the Plan of any former director who at the time is entitled to receive retirement income or any director who at the time would be entitled to receive retirement income if such director had ceased to serve as a director immediately prior to such amendment or discontinuance.

         IN WITNESS WHEREOF, pursuant to authorization by the Board of Directors of Sonat Inc., Sonat Inc. has caused this amendment and restatement of the Plan to be executed as of December 2, 1994.


                         SONAT INC.



                         BY:      /s/ Beverley T. Krannich
                                  ------------------------------------------
                                  Beverley T. Krannich
                                  Vice President-Human Resources and Secretary




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